Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, April 20, 2017	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Jay Schaefer, VP & Treasurer - (808) 838-6751 Investor.Relations@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2017 First Quarter Financial Results

HONOLULU — April 20, 2017 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2017.

First Quarter 2017 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$36.9M	($14.6M)	$56.0M	+$12.9M
Diluted EPS	$0.68	($0.27)	$1.04	+$0.24
Pre-tax Margin	8.4%	(6.7) pts.	13.3%	+0.7 pts.

“The year has started extremely well," said Mark Dunkerley, Hawaiian Airlines president and CEO. "Strong demand coupled with benign industry capacity growth in our geographies have given us a robust operating environment sufficient to more than offset the impact of the rising price of fuel. Beyond the financial numbers, the company continues to perform well thanks to the hard work of my 6,500 colleagues. We are looking forward to the months ahead.”

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

The first quarter results include the adoption of a new accounting standard which positively impacted the tax expense, resulting in a 10 cent increase to GAAP and adjusted EPS.

Liquidity and Capital Resources

As of March 31, 2017, the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $740 million.
·                  Outstanding debt and capital lease obligations of $536 million.

The Company also replenished its share repurchase authorization to $100 million while concurrently extending the program through May 2019.

First Quarter 2017 Highlights

People

·      Ratified a 63-month contract with its pilots represented by the Airline Pilots Association (ALPA).
·      Electively contributed approximately $6 million to further reduce its pension obligations.

Operational

·                  Ranked #1 nationally for on-time performance for the month of January 2017 as reported in the U.S. Department of Transportation Air Travel Consumer Report.
·                  Named "Airline of the Year" for 2016 by Incheon International Airport.

·	Expanded in-house pilot training capabilities with the addition of a new A321neo simulator.

New routes

·	Launched daily round trip flights from Maui’s Kapalua Airport (JHM) to Honolulu International Airport (HNL) and Kahului Airport (OGG).

·	Launched daily round trip flights from Kaua’i's Lîhu'e Airport (LIH) to Kona International Airport (KOA).

Product and loyalty

·	Continued remodeling of its A330 fleet with the addition of lie flat premium seats and expanded Extra Comfort capacity.

·	Unveiled innovative A321neo cabin design elevating island hospitality and preeminent premium leisure experience.

Second Quarter and Full Year 2017 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2017 and full year ending December 31, 2017, expressed as an expected percentage change compared to the results for the quarter ended June 30, 2016 and full year ended December 31, 2016, as applicable.

The Company is raising its guidance range for available seat miles (ASMs) and gallons of jet fuel to be consumed for the full year ending December 31, 2017 due to planned increases in flying and higher than expected payload increases from cargo and passengers.

	Second Quarter		Second Quarter
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM Excluding Fuel (a)	Up 4.5% to up 7.5%	Cost per ASM (a)	Up 8% to up 11%
Operating Revenue Per ASM	Up 5.5% to up 8.5%
ASMs	Up 3% to up 5%
Gallons of jet fuel consumed	Up 6.5% to up 8.5%
Economic fuel cost per gallon (b)(c)	$1.65 to $1.75	Fuel cost per gallon (b)	$1.65 to $1.75

	Full Year		Full Year
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM Excluding Fuel and Special Items (a)	Up in mid-single digit range	Cost per ASM (a)	Up in high single digit range
ASMs	Up 2% to up 5%
Gallons of jet fuel consumed	Up 4.5% to up 7.5%
Economic fuel cost per gallon (b)(c)	$1.75 to $1.85	Fuel cost per gallon (b)	$1.77 to $1.87

(a) See Table 4 for a reconciliation of operating expenses to operating expenses excluding aircraft fuel.
(b) Economic fuel cost per gallon estimates are based on the April 10, 2017 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 20, 2017) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian®, the world's most punctual airline as reported by OAG, has led all U.S. carriers in on-time performance for 13 years (2004-2016) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 88th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile, available seat miles, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon each for the quarter ending June 30, 2017 and full year ending December 31, 2017; the Company's expectations regarding operating revenue per available seat mile and cost per available seat mile excluding fuel for the quarter ending June 30, 2017; the Company's expectations regarding cost per available seat mile excluding fuel and special items for the full year ending December 31, 2017; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended March 31,
	2017	2016 (a)	% Change
Operating Revenue:
Passenger	$537,590	$482,027	11.5%
Other	76,595	69,153	10.8%
Total	614,185	551,180	11.4%
Operating Expenses:
Aircraft fuel, including taxes and delivery	103,538	69,900	48.1%
Wages and benefits	151,053	128,561	17.5%
Aircraft rent	33,135	29,388	12.8%
Maintenance, materials and repairs	59,404	60,504	(1.8)%
Aircraft and passenger servicing	33,458	28,551	17.2%
Commissions and other selling	33,186	33,031	0.5%
Depreciation and amortization	27,468	27,146	1.2%
Other rentals and landing fees	28,336	24,434	16.0%
Purchased services	26,637	22,732	17.2%
Special items	18,679	—	N/A
Other	31,997	29,983	6.7%
Total	546,891	454,230	20.4%
Operating Income	67,294	96,950	(30.6)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,003)	(11,004)
Interest income	1,152	844
Capitalized interest	1,760	225
Gains (losses) on fuel derivatives	(8,798)	(2,065)
Loss on extinguishment of debt	—	(3,350)
Other components of net periodic benefit cost	(4,751)	(5,082)
Other, net	2,828	6,586
Total	(15,812)	(13,846)
Income Before Income Taxes	51,482	83,104
Income tax expense	14,570	31,638
Net Income	$36,912	$51,466
Net Income Per Share
Basic	$0.69	$0.96
Diluted	$0.68	$0.95
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,562	53,656
Diluted	53,980	53,955

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting Standard Update 2017-07 (ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15,

2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months ended March 31, 2016.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2017		2016		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,704		2,646		2.2%
Revenue passenger miles (RPM)	3,797,725		3,541,069		7.2%
Available seat miles (ASM)	4,521,098		4,366,995		3.5%
Passenger revenue per RPM (Yield)	14.16	¢	13.61	¢	4.0%
Passenger load factor (RPM/ASM)	84.0%		81.1%		2.9 pt.
Passenger revenue per ASM (PRASM)	11.89	¢	11.04	¢	7.7%
Total Operations (a) :
Revenue passengers flown	2,704		2,647		2.2%
Revenue passenger miles (RPM)	3,798,493		3,542,059		7.2%
Available seat miles (ASM)	4,522,353		4,368,096		3.5%
Operating revenue per ASM (RASM)	13.58	¢	12.62	¢	7.6%
Operating cost per ASM (CASM)	12.09	¢	10.40	¢	16.3%
CASM excluding aircraft fuel and special items (b)	9.39	¢	8.80	¢	6.7%
Aircraft fuel expense per ASM (c)	2.29	¢	1.60	¢	43.1%
Revenue block hours operated	45,005		42,726		5.3%
Gallons of jet fuel consumed	61,738		57,855		6.7%
Average cost per gallon of jet fuel (actual) (c)	$1.68		$1.21		38.8%
Economic fuel cost per gallon (c)(d)	$1.64		$1.54		6.5%

(a)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(b)         See Table 4 for a reconciliation of operating expenses to operating expenses excluding aircraft fuel and special items.
(c)          Includes applicable taxes and fees.
(d) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2017	2016	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$103,538	$69,900	48.1%
Realized losses (gains) on settlement of fuel derivative contracts	(2,589)	19,025	(113.6)%
Economic fuel expense	$100,949	$88,925	13.5%
Fuel gallons consumed	61,738	57,855	6.7%
Economic fuel costs per gallon	$1.64	$1.54	6.5%

	Estimated three months ending June 30, 2017			Estimated full year ending December 31, 2017
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$104,903	to	$113,350	$442,865	to	$481,343
Realized (gains)/losses on settlement of fuel derivative contracts	—		—	(5,000)		(5,000)
Economic fuel expense	$104,903	to	$113,350	$437,865	to	$476,343
Fuel gallons consumed	63,577	to	64,771	250,209	to	257,532
Economic fuel costs per gallon	$1.65	to	$1.75	$1.75	to	$1.85

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. The Company believes that excluding the impact of these derivative adjustments allows investors to better analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investors to better analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•
The Company accrued an additional $18.7 million related to (1) a one-time payment to reduce the future 401K employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates. These one-time charges are considered special items by the Company and are not expected to represent ongoing expenses to the Company. The Company believes that excluding such special items allows investors to better analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

	Three months ended March 31,
	2017		2016
	Total	Diluted Per Share	Total	Diluted Per Share
GAAP net income, as reported	$36,912	$0.68	$51,466	$0.95
Add: changes in fair value of derivative contracts	11,387	0.21	(16,960)	(0.31)
Add: loss on extinguishment of debt	—	—	3,350	0.06
Add: special items	18,679	0.35	—	—
Tax effect of adjustments	(11,001)	(0.20)	5,172	0.10
Adjusted net income	$55,977	$1.04	$43,028	$0.80

	Three months ended March 31,
	2017	2016
Income Before Income Taxes, as reported	$51,482	$83,104
Add: changes in fair value of derivative contracts	11,387	(16,960)
Add: loss on extinguishment of debt	—	3,350
Add: special items	$18,679	$—
Adjusted Income Before Income Taxes	$81,548	$69,494

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2017	2016 (a)
GAAP operating expenses	$546,891	$454,230
Less: aircraft fuel, including taxes and delivery	(103,538)	(69,900)
Less: special items	$(18,679)	$—
Adjusted operating expenses - excluding aircraft fuel and special items	$424,674	$384,330
Available Seat Miles	4,522,353	4,368,096
CASM - GAAP	12.09 ¢	10.40 ¢
Less: aircraft fuel	(2.29)	(1.60)
Less: special items	(0.41)	—
CASM - excluding aircraft fuel and special items	9.39 ¢	8.80 ¢

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting Standard Update 2017-07

(ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months ended March 31, 2016.

	Estimated three months ending June 30, 2017
GAAP operating expenses	$521,281		to	$549,999
Less: aircraft fuel, including taxes and delivery	(104,903)		to	(113,350)
Adjusted operating expenses - excluding aircraft fuel	$416,378		to	$436,649
Available Seat Miles	4,687,625		to	4,778,647
CASM - GAAP	11.12	¢	to	11.51	¢
Less: aircraft fuel	(2.24)		to	(2.37)
CASM - excluding aircraft fuel	8.88	¢	to	9.14	¢
Given that the Company is providing only general directional guidance on its Full Year 2017 CASM excluding fuel and special items and Full Year 2017 CASM, it is unable to provide a meaningful reconciliation of these metrics.

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2017	2016
Pre-Tax Margin, as reported	8.4%	15.1%
Add: changes in fair value of derivative contracts	1.9%	(3.1)%
Add: loss on extinguishment of debt	—%	0.6%
Add: special items	3.0%	—%
Adjusted Pre-Tax Margin	13.3%	12.6%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	March 31, 2017
Debt and capital lease obligations	$535,528
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	898,184
Adjusted debt and capital lease obligations	$1,433,712

EBITDAR:
Income Before Income Taxes	$361,841
Add back:
Interest and amortization of debt discounts and issuance costs	33,498
Depreciation and amortization	108,451
Aircraft rent	128,312
EBITDAR	$632,102

Adjustments:
Add: changes in fair value of derivative contracts	(19,330)
Add: loss on extinguishment of debt	7,123
Add: special items	113,821
Adjusted EBITDAR	$733,718

Leverage Ratio	2.0	x